Exhibit 99.1

Global Eagle Announces Nasdaq has Granted Request for

Extension

LOS ANGELES, November 6, 2017 (GLOBE NEWSWIRE) — On November 3, 2017, The NASDAQ Stock Market LLC (“Nasdaq”) granted Global Eagle Entertainment Inc. an extension to regain compliance with Nasdaq rules relating to its Securities and Exchange Commission filing requirements. Nasdaq granted the company its requested extension until November 30, 2017 to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and until January 31, 2018 to file its Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2017.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,500 employees and 50 offices on six continents, the company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Investor Relations

+1 310-740-8624

investor.relations@geemedia.com